CERTIFICATION OF CEO
      PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934,
                  RULES 13a-14 AND 15d - 14
                   AS ADOPTED PURSUANT TO
        SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Diasense, Inc. (the "Company") on Form 10-K for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Anthony Paterra, CEO of the Company, certify, pursuant to Rules 13a-14 and 15d-14 of the Securities Exchange Act of 1934, as adopted pursuant to 302 of the Sarbanes-Oxley Act of 2002, that:

     (1)  I have reviewed the Report:

     (2) Based upon my knowledge, the Report does not contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading;

     (3) Based upon my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition and results of operations of the Company, as of, and for, the periods presented in the Report;

     (4)  I as the only certifying officer of the Company:

          a. am responsible for establishing and maintaining disclosure controls and procedures for the Company;
 	    b. have designed such disclosure controls and procedures to ensure that material information is made known to me particularly during the period in which the Report is being prepared;
          c. have evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days of the date of the Report; and
          d. have presented in the Report our conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation.

     (5)  I have disclosed to the company's auditors and to the
       audit committee of the    board of directors (or persons
       fulfilling the equivalent function):

          a. all significant deficiencies in the design or operation of internal controls (a pre-existing term relating to internal controls regarding financial reporting) which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and
          b. any fraud, whether or not material, that involves management or other employees who have a significant role in the company's internal controls.
          c. have evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days of the date of the Report; and
          d. have presented in the Report my conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation.

     (6) I have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


 /s/ Anthony Paterra
 Anthony Paterra, CEO

 January 7, 2005